Exhibit 10.1

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE dated as of March 23, 2001 (this “Amendment”) between RCPI TRUST, a Delaware business trust having an office c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111 (“Landlord”), and ANTIGENICS, INC., a Delaware corporation having an office at 630 Fifth Avenue, New York, New York 10111 (“Tenant”).

WITNESSETH:

WHEREAS, Landlord’s predecessor-in-interest, Rockefeller Center Properties, and Tenant’s predecessor-in-interest, GHA Management Corporation, entered into that certain Lease dated December 6, 1995 (the “Original Lease”), as assigned by GHA Management Corporation to Tenant pursuant to that certain Assignment of Lease dated as of January 3, 2000, which Assignment of Lease was consented to by Landlord pursuant to that certain Consent to Assignment dated as of August 24, 2000, and as amended by (i) First Amendment to Lease, dated as of October 23, 1996 (the “First Amendment to Lease”), and (ii) Second Amendment to Lease, dated as of February 25, 2000 (the “Second Amendment to Lease”) (as amended by the First Amendment to Lease and the Second Amendment to Lease, the “Original Lease”), covering a portion of the 16th floor and a portion of the 21st floor (the “Original Premises”) of the building located at 630 Fifth Avenue, New York, New York (the “Building”), all as more particularly described in the Original Lease; and

WHEREAS, Landlord and Tenant desire to modify the Original Lease to (i) provide for the leasing by Tenant of a portion of the 22nd floor of the Building, designated as Space ‘C’, and being more particularly shown on Exhibit A attached hereto (the “Third Additional Premises”), and (ii) otherwise modify the terms and conditions of the Original Lease, all as hereinafter set forth (the Original Lease, as modified by this Amendment, the “Lease”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Capitalized Terms. All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Original Lease.

2. Lease of Third Additional Premises. (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject and subordinate to the Qualified Encumbrances, the Third Additional Premises for a term commencing on the date that Landlord delivers possession of the Third Additional Premises to Tenant free of all tenancies and occupants (the “Third Additional Premises Commencement Date”) (provided, however, Tenant shall not be required to accept possession of the Third Additional Premises prior to March 19, 2001) and ending on December 31, 2006 (the “Third Additional Premises Expiration Date”), or such earlier date upon which the term of the Lease may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, upon all of the terms and conditions of the Original Lease, as modified by this Amendment.

(b) Landlord shall deliver possession of the Third Additional Premises to Tenant on the Third Additional Premises Commencement Date by giving Tenant notice that the Third Additional Premises are vacant and available for Tenant’s occupancy. Landlord shall not be liable for failure to deliver possession of the Third Additional Premises to Tenant on any specified date, and such failure shall not impair the validity of this Amendment. There shall be no postponement of the Third Additional Premises Commencement Date for any delay in the delivery of possession of the Third Additional Premises to Tenant that results from any Tenant Delay. The provisions of this paragraph are intended to constitute “an express provision to the contrary” within the meaning of Section 223a of the New York Real Property Law or any successor Requirement.

(c) Effective as of the Third Additional Premises Commencement Date, Tenant shall lease the Third Additional Premises upon all of the terms and conditions of the Original Lease, except as follows:

(i) The fixed rent payable under the Lease with respect to the Third Additional Premises shall be an amount equal to $173,604.00 per annum ($14,467.00 per month) for the period commencing on the date which is three (3) months following the Third Additional Premises Commencement Date and ending on the Third Additional Premises Expiration Date, both dates inclusive. Tenant shall pay one installment of fixed rent upon the execution and delivery of this Amendment. If the Third Additional Premises Commencement Date is on the first day of the month, such payment shall be credited towards such month’s installment of fixed rent. If the Third Additional Premises Commencement Date is not the first day of a month, then on the Third Additional Premises Commencement Date Tenant shall pay fixed rent for the period from the Third Additional Premises Commencement Date through the last day of such month, and the payment made by Tenant on the date of execution and delivery of this Amendment shall be credited towards monthly fixed rent for the next succeeding calendar month.

(ii) The Third Additional Premises shall be deemed to consist of 2,553 rentable square feet for all purposes of this Amendment and the Lease.

(iii) Tenant shall pay all additional rent payable pursuant to the Original Lease including Article Twenty-Four hereof, except with respect to the Third Additional Premises only, (i) “Base Real Estate Taxes” shall mean the R.E. Tax Share of the Real Estate Taxes for the Computation Year beginning on January 1, 2001 and ending on December 31, 2001 (i.e., one-half of the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2000 and ending on June 30, 2001 and one-half of the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2001 and ending on June 30, 2002) and (ii) “Base COM” shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year beginning on January 1, 2001 and ending on December 31, 2001.

(iv) Tenant has inspected the Third Additional Premises and agrees (i) to accept possession of the Third Additional Premises in their “as is” condition existing on the Third Additional Premises Commencement Date, (ii) that neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Third Additional Premises or the Building except as expressly set forth herein, and (iii) Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Third Additional Premises to prepare the Third Additional Premises for Tenant’s occupancy (except as expressly set forth herein). Tenant’s occupancy of any part of the Third Additional Premises shall be conclusive evidence, as against Tenant, that (A) Tenant has accepted possession of the Third Additional Premises in their then current condition, and (B) the Third Additional Premises and the Building are in a good and satisfactory condition as required by this Amendment.

(v) The provisions of Article Thirty of the Original Lease shall apply to the Third Additional Premises, except that the reference to “$67,385.00” contained in Section 30.5 of the Original Lease shall be replaced with “$72,760.50”.

(vi) Tenant shall maintain in good order and repair, the sprinkler system and fire alarm and life safety system serving the Third Additional Premises. Such maintenance shall be performed by Tenant in accordance with the Lease, the rules and regulations and all Requirements. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord’s insurers requires or recommends any modifications or Alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire alarm and life-safety system serving the Building or the Third Additional Premises by reason of Tenant’s business, or the location of the partitions, trade fixtures, or other contents of the Third Additional Premises, Landlord (to the extent such modifications or Alterations are structural, affect any Building System or involve the performance of work outside the Third Additional Premises), or Tenant (to the extent such modifications or Alterations are nonstructural, do not affect any Building System and do not involve the performance of work outside the Third Additional Premises) shall make such modifications or Alterations, and supply such additional equipment, in either case at Tenant’s expense.

(vii) Except as provided in this Amendment, all references in the Original Lease to the “Premises” shall be deemed to mean the Original Premises and the Third Additional Premises for all purposes of the Lease. With respect to the Third Additional Premises only, all references in the Original Lease to “term” or “term of this Lease” or words of similar import shall be deemed to refer to the term of the leasing of the Third Additional Premises commencing on the Third Additional Premises Commencement Date and ending on the Third Additional Premises Expiration Date.

(viii) Landlord shall provide heating, ventilation and air-conditioning service to the Premises in accordance with the provisions of Article Twenty of the Original Lease, except that such heating, ventilation and air-conditioning service shall be provided in accordance with the standards set forth in Exhibit B attached hereto during Business Hours on Business Days. Landlord shall not be responsible if the normal operation of the Building system providing heating, ventilation and air-conditioning to the Premises (the “HVAC System”) shall fail to provide cooled or heated air, as the case may be, in accordance with the specifications set forth in Exhibit B by reason of (x) any machinery or equipment installed by or on behalf of Tenant, which shall have an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as designed, as the case may be, or (y) any rearrangement of partitioning or other alterations made or performed by or on behalf of Tenant. For purposes hereof, “Business Days” shall mean all days, excluding Saturdays, Sundays and all days observed by either the State of New York, the Federal Government or the labor unions servicing the Building as legal holidays.

(ix) Landlord shall cause the Premises to be cleaned in accordance with the provisions of Article Twenty of the Original Lease, except that such cleaning shall be done in accordance with the standards set forth in Exhibit C attached hereto. Any areas of the Premises requiring cleaning which Landlord is not required to clean under Section 20.1 of the Original Lease, and any additional cleaning of any portion of the Premises requested by Tenant shall be done, at Tenant’s expense, by Landlord’s employees or Landlord’s contractor, at rates which shall be competitive with rates of other cleaning contractors providing services to first-class office buildings in midtown Manhattan. Landlord’s cleaning personnel shall have access to the Premises at all times except between 8:00 A.M. and 5:30 P.M. on Business Days.

(x) Third Additional Premises End of Term. (a) Expiration. Upon the Third Additional Premises Expiration Date or the expiration or other termination of the Lease, Tenant shall quit and surrender the Third Additional Premises to Landlord, vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of the Lease excepted, and Tenant shall remove all of Tenant’s personal property and any alterations made by Tenant or on Tenant’s behalf within the Third Additional Premises and Center.

(b) Holdover Rent. Landlord and Tenant recognize that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Third Additional Premises may be substantial, may exceed the amount of the fixed rent and additional rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant, therefore, agrees that if possession of the Third Additional Premises is not surrendered to Landlord on or before the Third Additional Premises Expiration Date or sooner termination of the Term, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall

(i) pay to Landlord for each month (or any portion thereof) during which Tenant holds over in the Third Additional Premises after the Third Additional Premises Expiration Date or sooner termination of the Term, a sum equal to the greater of (1) two times the fixed rent and additional rent applicable to the Third Additional Premises payable under the Lease for the last full calendar month of the Term, or (2) one and one-half times the fair market rental value of the Third Additional Premises for such month (as reasonably determined by Landlord);

(ii) be liable to Landlord for (1) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Third Additional Premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding over by Tenant, and (2) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding over by Tenant; and

(iii) indemnify Landlord against all claims for damages by any New Tenant.

No holding over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Third Additional Premises after the Third Additional Premises Expiration Date or sooner termination of the Lease, and no acceptance by Landlord of payments from Tenant after the Third Additional Premises Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this clause (x). Nothing contained in this clause (x) shall be deemed to modify the provisions of Section 25.7 of the Original Lease with respect to a holdover by Tenant in that portion of the Premises that excludes the Third Additional Premises.

(c) Waiver of Stay. Tenant expressly waives, for itself and for any person or entity claiming through or under Tenant, any rights which Tenant or any such person or entity may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this clause (x).

3. Modifications. Effective as of the date hereof, the Original Lease shall be amended as follows:

(a) Section 6.1 (k) of the Original Lease is amended by (i) deleting the reference to “$1,000,000” contained therein and substituting “$5,000,000” therefor; (ii) deleting the reference to “$2,000,000” contained therein and substituting “$5,000,000” therefor; and (iii) deleting the last sentence thereof and inserting the following provision in its place:

“In addition, Tenant, at Tenant’s expense, shall obtain and keep in full force and effect during the term of this Lease, (i) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “all risk” property insurance policies with extended coverage, insuring Tenant’s goods, furniture and furnishings, all Fixtures removable by Tenant as provided in this Lease, and all of Tenant’s alterations and improvements to the Premises, for the full insurable value thereof or replacement cost value thereof, having a deductible amount, if any, as reasonably determined by Landlord; (ii) during the performance of any alteration, until completion thereof, Builder’s risk insurance on an “all risk” basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors), any lessor of an underlying lease and any holder of an underlying mortgage in all work incorporated in the Building and all materials and equipment in or about the Premises; (iii) Workers’ Compensation Insurance, as required by law; (iv) Business Interruption Insurance; and (v) such other insurance in such amounts as Landlord, any holder of an underlying mortgage and/or any lessor of an underlying lease may reasonably require from time to time. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall contain a provision that (x) the policy shall not be canceled unless Landlord and each additional insured shall have received 30 days’ prior notice of the same, by certified mail, return receipt requested, (y) Tenant shall be solely responsible for the payment of all premiums under such policies and Landlord, the lessors of underlying leases and holders of underlying mortgages shall have no obligation for the payment thereof, and (z) shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best’s Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a Best’s Rating of “A” and a “Financial Size Category” of at least “IX” or if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate. Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Premises, the Building and personal property, fixtures and equipment located therein, wherein the insurance companies shall waive subrogation or consent to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire and other hazards to the extent covered by such property insurance; provided, however, that the release, discharge, exoneration and covenant not to sue contained herein shall be limited by and coextensive with the terms and provisions of the waiver of subrogation or waiver of right of recovery. If the payment of an additional premium is required for the inclusion of, or consent to, a waiver of subrogation, each party shall advise the other, in writing, of the amount of any such additional premiums and the other party may pay such additional premium. If such other party shall not elect to pay such additional premium, then the first party shall not be required to obtain such waiver of subrogation or consent to waiver. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any Alterations or improvements to the Premises, to the extent they exceed Building standard installations, (ii) any property of Tenant, and (iii) any loss suffered by Tenant due to interruption of Tenant’s business. Tenant shall deliver to Landlord appropriate policies of insurance, including evidence of waivers of subrogation, required to be carried by it pursuant to this Lease. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least 10 days prior to the expiration of such policy. In lieu of the policies of insurance required to be delivered to Landlord pursuant to this paragraph (the ‘Policies’), Tenant may deliver to Landlord a certification from Tenant’s insurance company (on the form currently designated “Acord 27”, or the equivalent, rather than on the form currently designated “Acord 25-S”, or the equivalent) which shall be binding on Tenant’s insurance company, and which shall expressly provide that such certification (1) conveys to Landlord and any other named insured and/or additional insureds thereunder (the ‘Insured Parties’) all the rights and privileges afforded under the Policies as primary insurance, and (2) contains an unconditional obligation of the insurance company to advise all Insured Parties in writing at least 30 days in advance of any termination of the Policies.”

(b) Article Eight of the Original Lease is amended by adding the following Section 8.3 at the end thereof:

“8-3. Fire Alarm System; Sprinklers. If due to a change in Requirements the Premises are required to be sprinklered, Landlord may at any time during the Term install a sprinkler system and fire alarm and life safety system in the Premises. Tenant shall pay, within 30 days after demand, as Additional Rent, the cost of such installation, which cost shall be pro-rated based on the remaining portion of the Term; provided, however, if such systems are required to be installed any time during the last 2 years of the Term, Landlord shall pay for the cost of such installation. Tenant shall afford Landlord and its employees, contractors and agents access to the Premises at all times for the performance of such work (and there shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s obligations under this Lease, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the performance of such work). Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of any such repair or restoration; provided, however, Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever. Tenant shall thereafter maintain in good order and repair, the sprinkler system and fire-alarm and life-safety system serving the Premises. Such maintenance shall be performed by Tenant in accordance with this Lease, the Rules and Regulations and all Requirements. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord’s insurers requires or recommends any modifications or Alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire alarm and life-safety system serving the Building or the Premises by reason of Tenant’s particular manner of use of the Premises (as distinguished from general office use), or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord (to the extent such modifications or Alterations are structural, affect any Building System or involve the performance of work outside the Premises), or Tenant (to the extent such modifications or Alterations are non-structural, do not affect any Building System and do not involve the performance of work outside the Premises) shall make such modifications or Alterations, and supply such additional equipment, in either case at Tenant’s expense.”

(c) Section 2(c)(iii) of the Second Amendment to Lease is amended by deleting the first reference to “Tax Year” contained therein and by substituting the reference to “Computation Year” therefor.

(d) Article Twenty-Six of the Original Lease, Section 6 of the First Amendment to Lease, and Section 2(c)(v) of the Second Amendment to Lease are deleted and replaced by the following:

“ARTICLE TWENTY-SIX

SECURITY

Section 26.1 Security Deposit. (a) Tenant shall deposit $154,252 (the ‘Security Deposit’) with Landlord upon the execution of the Third Amendment to Lease in respect of this Lease in cash as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease, including the surrender of possession of the Premises to Landlord as herein provided.

(b) Landlord shall deposit the Security Deposit in a standard interest-bearing security deposit account in a bank located in New York State. To the extent not prohibited by law, Landlord shall be entitled to receive and retain as an administrative expense an amount equal to interest on the Security Deposit at the rate of 1% per annum, which fee Landlord shall have the right to withdraw, at any time and from time to time, as Landlord may determine. The balance of the interest shall be paid to Tenant annually, within a reasonable time following the date upon which the depository bank customarily makes interest payments. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

Section 26.2 Letter of Credit. In lieu of a cash deposit, Tenant may deliver the Security Deposit to Landlord in the form of a clean, irrevocable, non-documentary and unconditional letter of credit in the amount of the Security Deposit (the ‘Letter of Credit’) issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association with offices for banking and drawing purposes in the City of New York (the ‘Issuing Bank’), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, “Aa” or better by Moody’s Investors Service and “AA” or better by Standard & Poor’s Ratings Service (and is not on credit-watch with negative implications), and has combined capital, surplus and undivided profits of not less than $500,000,000. The Letter of Credit shall (i) name Landlord as beneficiary, (ii) be in the amount of the Security Deposit, (iii) have a term of not less than one year, (iv) permit multiple drawings, (v) be fully transferable by Landlord without the payment of any fees or charges, and (vi) otherwise be in form and content satisfactory to Landlord; provided, however, that Landlord shall in no event be obligated to accept a Letter of Credit for any amount less than $50,000. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term through the date that is at least 60 days after the Expiration Date, unless the Issuing Bank sends a notice (the ‘Non-Renewal Notice’) to Landlord by certified mail, return receipt requested, not less than 30 days prior to the then-current expiration date of the Letter of Credit, stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of a Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article 26. The Letter of Credit shall state that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in New York City. The Letter of Credit shall be subject in all respects to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

Section 26.3 Application of Security. If Tenant defaults in the payment or performance of any the terms, covenants or conditions of this Lease, including the payment of Rent, Landlord may use, apply or retain the whole or any part of the cash Security Deposit or may notify the Issuing Bank and thereupon receive all or a portion of the Security Deposit represented by the Letter of Credit, and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Rent or any other sum as to which Tenant is in default, including (i) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, and (ii) any damages or Deficiency to which Landlord is entitled pursuant to this Lease or applicable Requirements, whether such damages or Deficiency accrues before or after summary proceedings or other reentry by Landlord. If Landlord uses, applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit (or so much thereof as remains) shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant’s obligations to pay Rent hereunder.

Section 26.4 Transfer. Upon a sale of the Building or the Real Property or a leasing of the Building, or any financing of Landlord’s interest therein, Landlord shall have the right to transfer the cash Security Deposit or the Letter of Credit, as applicable, to the vendee, lessee or lender. With respect to the Letter of Credit, within 10 days after notice from Landlord of any such anticipated sale, leasing or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or lender, as designated by Landlord in the foregoing notice, or to have the Letter of Credit reissued in the name of the new landlord or lender. Tenant shall look solely to the new landlord or lender for the return of such cash Security Deposit or Letter of Credit, and the provisions of this Section 26.4 shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant will not assign or encumber, or attempt to assign or encumber, the cash Security Deposit or Letter of Credit, and neither Landlord nor its successors or assigns shall be bound by any such actual or attempted assignment or encumbrance.

Section 26.5 Reduction. If Tenant (a) has not previously defaulted in its obligation to pay fixed rent or additional rent to Landlord within the time periods set forth in the Lease beyond any applicable notice and cure period, and (b) is not then in default in the due keeping, observance or performance of any term or condition of the Lease, then, provided that Tenant complies with the provisions of this Section 26.5, on or after the 3rd anniversary of the Second Additional Premises Commencement Date, the Security Deposit shall be reduced to $130,359.50. The Security Deposit shall be reduced as follows: (A) if the Security Deposit is in the form of cash, Landlord shall, within 30 Business Days following notice by Tenant to Landlord that Tenant is entitled to reduce the Security Deposit pursuant to this Section 26.5, deliver to Tenant the amount by which the Security Deposit is reduced, or (B) if the Security Deposit is in the form of a Letter of Credit, Tenant shall deliver to Landlord an amendment to the Letter of Credit (which amendment must be reasonably acceptable to Landlord in all respects), reducing the amount of the Letter of Credit by the amount of the permitted reduction, and Landlord shall execute the amendment and such other documents as are reasonably necessary to reduce the amount of the Letter of Credit in accordance with the terms hereof. If Tenant delivers to Landlord an amendment to the Letter of Credit in accordance with the terms hereof, Landlord shall, within 30 Business Days after delivery of such amendment, either (1) provide its reasonable objections to such amendment or (2) execute such amendment of the Letter of Credit in accordance with the terms hereof.”

4. Brokerage. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Amendment other than Tishman Speyer Properties, L.P. (“Broker”) and that, to the best of its knowledge, no other broker negotiated this Amendment or is entitled to any fee or commission in connection herewith. Landlord shall pay Broker any commission which may be due in connection with this Amendment pursuant to a separate agreement. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than

Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment, or the above representation being false. The provisions of this Paragraph 4 shall survive the expiration or earlier termination of the term of the Lease.

5. Representations and Warranties. Tenant represents and warrants to Landlord that, as of the date hereof, (a) the Original Lease is in full force and effect and has not been modified except pursuant to this Amendment; (b) there are no defaults existing under the Lease; (c) there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease; (d) this Amendment has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant; (e) Landlord has paid all amounts and performed all work required to be paid or performed under the Lease in connection with Tenant’s initial occupancy of the Premises under the Lease; and (f) Landlord is not in default of any of its obligations or covenants under the Lease.

6. Miscellaneous.

(a) Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Original Lease and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Amendment and the terms of the Original Lease, the terms of this Amendment shall be controlling and prevail.

(b) This Amendment contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

(c) This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

(d) This Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have delivered a fully executed counterpart of this Amendment to Tenant.

(e) This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.

(f) This Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

(g) The captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.

IN WITNESS WHEREOF, Landlord, and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

RCPI TRUST

By:	Tishman Speyer Properties, L.P., its Agent

By:
Geoffrey P. Wharton Senior Managing Director

TENANT:

ANTIGENICS, INC.

By:
Garo Armen Chief Executive Officer

EXHIBIT A

THIRD ADDITIONAL PREMISES FLOOR PLAN

The floor plan that follows is intended solely to identify the general location of the Third Additional Premises of the Building and should not be used for any other purpose. All areas, dimensions, and location’s are approximate, and any physical conditions indicated may not exist as shown.

[Floorplan graphic omitted as not material to investors; a copy will be furnished upon request.]

EXHIBIT B

HEATING, VENTILATION AND AIR CONDITIONING SPECIFICATIONS

The HVAC System shall be capable of maintaining 78 degrees Fahrenheit when summer outdoor conditions are 92 degrees Fahrenheit dry bulb and 74 degrees Fahrenheit wet bulb. The HVAC System shall be capable of maintaining 68 degrees Fahrenheit at winter outdoor conditions of 11 degrees Fahrenheit. The HVAC System shall be capable of handling (i) an electrical usage load of not more than 4 watts per usable square foot; (ii) an occupancy rate of one (1) person per 150 usable square feet; and (iii) a ventilation make-up rate of 20 cubic feet per minute per person with the blinds or shades drawn on the exposure subject to direct solar radiation.

EXHIBIT C

CLEANING SPECIFICATIONS

GENERAL

All hard surface flooring to be dust mopped nightly. All other floor maintenance shall be done at Tenant’s expense.

All carpeting and rugs to be carpet swept nightly and vacuumed twice monthly.

Hand dust nightly all furniture tops and exposed surfaces of shelves, ledges and bookcases within reach.

Empty and wipe clean all wastebaskets nightly and remove the contents thereof from the Premises.

Empty and wipe clean all ash trays and screen all sand urns nightly.

Wash clean all water fountains and coolers nightly.

Dust all door and other ventilating louvers within reach, as necessary.

Dust all telephones as necessary.

Sweep all private stairway structures nightly.

All windows, interiors and exteriors, are to be washed approximately five times per year.

Do all high dusting approximately once every three months, namely:

Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

Dust clean all vertical surfaces, such as walls, partitions, doors, bucks and other surfaces not reached in nightly cleaning.

Dust clean all pipes, ventilating and air conditioning louvers, ducts, diffusers, high moldings and other high areas not reached in nightly cleaning.

Dust all lighting fixtures, including exterior surfaces of diffusers and enclosures.

Dust all venetian blinds.

CORE LAVATORIES

Sweep and wash all lavatory floors nightly, using disinfectants.

Wash and disinfect all basins, bowls and urinals nightly.

Wash and disinfect all toilet seats nightly.

Hand dust and clean, washing where necessary, all partitions, tile walls, dispensers and receptacles in all lavatories and restrooms nightly.

Empty paper towel receptacles and transport wastepaper from the Premises nightly.

Fill toilet tissue holders nightly (tissue to be furnished by Landlord).

Empty sanitary disposal receptacles nightly.

Wash interior of wastecans and receptacles at least once a week.

If core lavatory is within Tenant’s space, the soap and towel dispenser will be filled at Tenant’s direction at Tenant’s expense. If core lavatory is on a public corridor, the soap and towel dispenser will be maintained by Landlord.

PUBLIC AND CORE AREAS AND ELEVATORS

Dust mop all floors nightly and wash once a week. Spray buff resilient tile flooring on a semi-monthly schedule.

Inspect, maintain and keep clean firehoses, extinguishers and similar equipment as necessary.

Spot wash walls of corridors and public stairways as necessary.

Empty and screen all cigarette urns daily.

Mop floor in public stairwells once per week.

Dust elevator doors and frames, and Building directories as required.

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“Nightly”, as used herein, shall be exclusive of Saturdays, Sundays and holidays.